UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________

Date of Report (date of earliest event reported):                  May 21, 2008

AWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 21, 2008, the Compensation Committee of our Board of Directors  adopted a new form of Non-Qualified Stock Option Agreement for options that may be granted in the future to our executive officers and directors (the “New Form Option Agreement”) under the Aware, Inc. 2001 Nonqualified Stock Plan (the “Plan”).  The adoption of the New Form Option Agreement does not affect the terms of any options granted to our executive officers and directors outstanding prior to such adoption.  The New Form Option Agreement is substantially similar to the previous form of non-qualified stock option agreement for our executive officers and directors under the Plan, except that the New Form Option Agreement extends the time period during which an option may be exercised following termination of services provided to Aware, Inc.  The above description is qualified in its entirety by reference to the New Form Option Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  EXHIBITS

Number	Title

10.8	Form of Nonqualified Stock Option Agreement for Executive Officers and Directors under the Aware, Inc. 2001 Nonqualified Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: May 22, 2008	By: /s/ Michael A. Tzannes
Michael A. Tzannes
Chief Executive Officer

EXHIBIT INDEX

Number	Title

10.8	Form of Nonqualified Stock Option Agreement for Executive Officers and Directors under the Aware, Inc. 2001 Nonqualified Stock Plan